                                                                       EXHIBIT 2

                               (Face of Security)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                    (Face of Security continued on next page)

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CUSIP NO. 38141G716

                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B

                               ------------------


                           8% Reset YES Note due 2002
           (Yield-Enhanced Security Subject to Mandatory Exchange for
              Common Stock of Brocade Communications Systems, Inc.)

                               ------------------


                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT:  $ 3,386,658.

PRINCIPAL AMOUNT: on the Stated Maturity Date, this Security will be mandatorily exchanged (i) for shares of Stock having an aggregate value, based on the Final Stock Price, equal to the Payment Amount or (ii) at the option of the Company, for cash in an amount equal to the Payment Amount, subject, in either case (i) or (ii), to adjustment as provided on the face of this Security. The Company may exercise its option to pay the cash amount in lieu of delivering Stock by giving the Holder of this Security notice of its election at least one Business Day prior to the Final Determination Date. If the Company fails to give such notice, it will deliver or cause to be delivered Stock on the Stated Maturity Date, except as set forth in the immediately following sentence. If a Market Disruption Event has occurred on the Final Determination Date or the Stated Maturity Date, or on any day in between such dates, the Company may exercise its option to pay the cash amount in lieu of delivering Stock, whether or not the Company has given the Holder of this Security the notice referred to in the second sentence under this heading.

PAYMENT AMOUNT: if the First-Year Stock Price is greater than or equal to the Initial Stock Price:

    -   Face Amount Outstanding on
        the Final Determination Date
           times (1 + First-Year
                  Capped Return)
           times (1 + Second-Year
                  Capped Return)

if the First-Year Stock Price is
less than the Initial Stock
Price:

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                                       -2-

    -   Face Amount Outstanding
        on the Final
Determination Date
           times (1 + Two-Year
           Capped Return).

STOCK and STOCK ISSUER:
    common stock of Brocade
    Communications Systems,
    Inc., subject to adjustment
    as provided on the face of
    this Security.

INITIAL STOCK PRICE:  $ 223.10
    for one share of Stock.

FIRST-YEAR STOCK PRICE:  the
    Closing Price of one share
    of Stock on the First-Year
    Determination Date, subject
    to adjustment as provided
    on the face of this
    Security.

FINAL STOCK PRICE:  the
    Closing Price of one share
    of Stock on the Final
    Determination Date, subject
    to adjustment as provided
    on the face of this
    Security.

CAP RATE:  62%.

FIRST-YEAR CAPPED RETURN:  the
    lesser of:

    -   (First-Year Stock Price
         -- Initial Stock Price)
            Initial Stock Price
    -      or the Cap Rate

SECOND-YEAR CAPPED RETURN: the
    lesser of:

-   (Final Stock Price
    -- First-Year Stock Price)
   First-Year Stock Price

-   or the Cap Rate

TWO-YEAR CAPPED RETURN: the
    lesser of:

    -   (Final Stock Price
         -- Initial Stock Price)
           Initial Stock Price

    -      or the Cap Rate

INTEREST RATE:  8% per annum on
    the Face Amount then
    Outstanding

INTEREST PAYMENT DATES:  each
    January 12, April 12, July 12
    and October 12, commencing
    January 12, 2001

CALCULATION AGENT:  Goldman,
    Sachs & Co.

DEFEASANCE:  neither full
    defeasance nor covenant
    defeasance applies to this
    Security.

                    (Face of Security continued on next page)

OTHER TERMS:

                  All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

                  "Authorized Denomination" means, with respect to this Security, a Face Amount of $2,231. A holder of this Security who purchases this Security on the Trade Date must purchase an aggregate Face Amount of at least $98,164.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NASDAQ National Market System (or, if different, the principal securities market in which the Stock is then quoted or traded) is not open for trading or on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

                  "Closing Price" means, with respect to any security on any day, the closing sale price or last reported sale price, regular way, for the security on a per-share or other unit basis (i) on the principal national securities exchange on which such security is listed for trading on such day,
(ii) in the event such security is not listed on any national securities exchange, on the Nasdaq National Market System on such day or (iii) in the event such security is not quoted in the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such security; provided, however, that, in the event such security is not listed or quoted as described in clause (i), (ii) or (iii) above, the Closing Price with respect to such security will be the average, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security selected by the Calculation Agent (which may include the Calculation Agent or any Affiliate of such agent or of the Company) as will make such bid prices available to the Calculation Agent (provided that the number of such dealers need not exceed three).

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                                       -4-

                  "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the

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                                       -5-
foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Determination Date, then the Default Amount will equal the Principal Amount.

                  "Determination Date" means either the First-Year Determination Date or the Final Determination Date, as applicable.

                  "Distribution Property" means securities, cash and/or other property distributed in any Reorganization Event in respect of the relevant Reference Amount and, in the case of a Spin-Off Event, includes such Reference Amount.

                  "Ex-Dividend Date" for any dividend or other distribution in respect of the Stock shall mean the first day on which the Stock trades without the right to receive such dividend or other distribution.

                  "Final Determination Date" means the fifth Business Day prior to October 12, 2002; provided, however, that if a Market Disruption Event occurs or is continuing on that fifth prior Business Day, the Final Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Final Determination Date be later than October 12, 2002 or, if October 12, 2002 is not a Business Day, later than the first Business Day after October 12, 2002.

                  "First-Year Determination Date" means the fifth Business Day prior to October 12, 2001; provided, however, that if a Market Disruption Event occurs or is continuing on that fifth prior Business Day, the First-Year Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the First-Year Determination Date be later than October 12, 2001 or, if October 12, 2001 is not a Business Day, later than the first Business Day after October 12, 2001.

                  "Market Disruption Event" means, with respect to the Stock,
(i) a suspension, absence or material limitation of trading of the Stock in the primary market for the Stock for more than two hours of trading or during the one-half

                    (Face of Security continued on next page) hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) the Stock does not trade in what was the primary market for the Stock, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause
(i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event materially interferes with the ability of the Company or any of its Affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts, by reason of (1) a price change exceeding limits set by such market,
(2) an imbalance of orders relating to such contracts or (3) a disparity in bid and ask quotes relating to such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in option contracts related to the Stock and (d) an "absence of trading" in the primary market on which option contracts related to the Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances. References to the Stock in this paragraph will also be deemed to refer to any Distribution Property consisting of securities.

                  "Original Issue Date" means October 13, 2000.

                  "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's

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                                       -7-

Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

                  "Reference Amount" means the amounts and types of property deliverable on the Stated Maturity Date for each $2,231 of the Face Amount exchanged pursuant to clause (i) of "Principal Amount" above. Initially, the Reference Amount will be ten shares of Stock and shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the Calculation Agent as provided in sections 5 through 12.

                  "Stated Maturity Date" means October 12, 2002 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding October 12, 2002 is not the Final Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Final Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after October 12, 2002 or, if October 12, 2002 is not a Business Day, later than the sixth Business Day after October 12, 2002.


                  "Trade Date" means October 5, 2000.

                             -----------------------

                  1.       Promise to Pay Principal and Interest

                  The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Stock, cash and/or other property as provided above under "Principal Amount" and elsewhere on the face of this security on the Stated Maturity Date, subject to the other provisions of this Security, and to pay interest on the Outstanding Face Amount, from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, on January 12, April 12, July 12 and October 12 (each an "Interest Payment Date") in each year,

                    (Face of Security continued on next page) commencing on January 12, 2001, and at the Maturity of the principal at the rate of 8% per annum, until the principal of this Security is paid or made available for payment. Any such instalment of interest that is overdue at any time shall also bear interest, at the effective Federal Funds rate (to the extent that payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Notwithstanding the foregoing, (i) if the Stated Maturity Date does not occur on October 12, 2002, then the Interest Payment Date that would otherwise occur on October 12, 2002 shall instead occur on the Stated Maturity Date and (ii) interest on any overdue amount shall be payable on demand.

                  2.       Payment of Interest

                  The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. If this Security is a Global Security, the Regular Record Date for an Interest Payment Date shall be the first Business Day before such Interest Payment Date. If this Security is not a Global Security, the Regular Record date for an Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.


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                                       -9-

                  3.       No Fractional Shares

                  No fractional shares will be delivered in exchange for this Security. If more than one Security of this series and of like tenor are to be exchanged for Stock on the same date and by the same Holder, the number of full shares that will be delivered upon exchange will be calculated on the basis of the aggregate number of such Securities. If this Security is a Global Security and the Holder requests that two or more portions of this Security be separately exchanged for Stock on the Stated Maturity Date, the number of full shares that will be delivered upon exchange will be calculated separately with respect to each such requested portion, on the basis of the Face Amount thereof to be exchanged. In lieu of any fractional share otherwise deliverable in exchange for this Security, the Holder shall be entitled to receive an amount in cash equal to the value of such fractional share based on the Closing Price of the relevant security on the Final Determination Date. With respect to any security other than a share of capital stock, a fractional share shall be deemed to mean any denomination other than an authorized denomination for such security.

                  4.       Principal Amount

                  The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the shares of Stock, together with any cash payable in lieu of any fractional share and after giving effect to any adjustment as provided on the face of this Security, that the Company is obligated to deliver (or cause to be delivered) in exchange for this Security on the Stated Maturity Date, unless the Company elects to exchange this Security for cash as provided under "Principal Amount", in which case such principal shall be the cash amount that must be paid in exchange for this Security on the Stated Maturity Date. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash, Stock or other property referred to above in this section 4 has been paid or delivered as provided herein (or such payment or delivery has been made available), the principal of this Security (or the portion hereof being exchanged, as the case may be) shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or

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                                      -10-
cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment or delivery of cash, Stock or other property that is payable or deliverable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Outstanding Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security on any day will be deemed to equal the Face Amount then Outstanding. In addition, the principal amount hereof on which interest accrues on any day shall be the Face Amount then Outstanding. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and all interest payable on this Security has been paid (or such payment of interest has been made available). In addition, if the Outstanding Face Amount on the Stated Maturity Date is lower than the Face Amount deemed to be Outstanding on the Final Determination Date, then the amount of property to be delivered or paid on the Stated Maturity Date will be proportionately reduced.

                  5.       Antidilution Adjustment.

                  The Calculation Agent shall adjust the Reference Amount as provided in this Security in respect of each event for which adjustment is required under sections 6 through 11 (and not in respect of any other event). (If more than one such event occurs, the Calculation Agent shall adjust the Reference Amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.)

                  Notwithstanding any provision of this Security, if an event for which adjustment is required under sections 6 through 11 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as such agent determines is appropriate.

                    (Face of Security continued on next page)

                  (a) On the First-Year Determination Date. If there occurs an event requiring adjustment under sections 6 through 11 on the First-Year Determination Date, the Calculation Agent will make the adjustment, no later than the First-Year Determination Date, by: (i) adjusting the Reference Amount in respect of the event for which adjustment is required under sections 6 through 11, (ii) determining the First-Year Stock Price based on the adjusted Reference Amount and (iii) calculating the First-Year Capped Return.

                  (b) On the Final Determination Date. If there occurs an event requiring adjustment under sections 6 through 11 on the Final Determination Date, the Calculation Agent will make the adjustment, no later than the Final Determination Date, by: (i) adjusting the Reference Amount in respect of the event for which adjustment is required under sections 6 through 11, (ii) determining the Final Stock Price based on the adjusted Reference Amount, (iii) calculating the Second-Year Capped Return or Two-Year Capped Return, as applicable, and the Payment Amount, (iv) dividing the Payment Amount by the Closing Price of one share of Stock on the Final Determination Date with the resulting number being the number of shares of Stock deliverable in exchange for this Security on the Stated Maturity Date, subject to the other provisions hereof (or, if the Reference Amount is adjusted pursuant to section 11 of this Security so as to consist of amounts of more than one type of property, dividing the Payment Amount by the sum of the respective Closing Prices or other values for all such amounts of property comprising the Reference Amount on the Final Determination Date, determined as provided in such section 11, with the resulting number being the number of Reference Amounts deliverable in exchange for this Security on the Stated Maturity Date, subject to the other provisions hereof) and (v) if the Company elects to deliver cash in exchange for this Security on the Stated Maturity Date as provided under "Principal Amount" above, then the Company will deliver cash in the Payment Amount as calculated in clause
(iii) above.

                  6.       Stock Splits.

                  If the Stock is subject to a stock split, then at the opening of business on the first day on which the Stock trades without the right to receive the stock split, the

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                                      -12-

Calculation Agent will adjust the Reference Amount to equal the sum of the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of the Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted on a particular Determination Date in respect of such event, however, unless such first day occurs either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  7.       Reverse Stock Splits.

                  If the Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the Reference Amount to equal the product of the Reference Amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of outstanding Stock resulting from the reverse stock split divided by
(ii) the number of shares of Stock outstanding immediately before the reverse stock split becomes effective. The Reference Amount will not be adjusted on a particular Determination Date in respect of such event, however, unless the reverse stock split becomes effective either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  8.       Stock Dividends.

                  If the Stock is subject to a stock dividend that is given ratably to all holders of the Stock, then at the opening of business on the Ex-Dividend Date, the Calculation Agent will adjust the Reference Amount to equal the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the Stock dividend with respect to one share of the Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted on a particular Determination Date in respect of such event, however, unless such Ex-Dividend Date

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                                      -13-
occurs either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  9.       Other Dividends and Distributions.

                  There will be no adjustments to the Reference Amount to reflect dividends or other distributions paid with respect to the Stock other than (i) stock dividends as provided in section 8, (ii) dividends or other distributions constituting Spin-Off Events as provided in section 11, (iii) issuances of transferable rights or warrants as provided in section 10 and (iv) Extraordinary Dividends as provided in this section 9. A dividend or other distribution with respect to the Stock will be deemed to be an "Extraordinary Dividend" if the per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the Stock, the Calculation Agent will adjust the Reference Amount to equal the product of (a) the Reference Amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Stock that constitutes a stock dividend, an issuance of

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                                      -14-
transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to the Reference Amount pursuant to section 8, 10 or 11, as applicable. The Reference Amount will not be adjusted pursuant to this section 9 on a particular Determination Date, however, unless the Ex-Dividend Date for the Extraordinary Dividend occurs either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  10.      Transferable Rights and Warrants.

                  If the Stock Issuer issues transferable rights or warrants to all holders of the Stock to subscribe for or purchase the Stock at an exercise price per share less than the Closing Price of the Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the Reference Amount by multiplying the Reference Amount in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock that the aggregate offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date. The Reference Amount will not be adjusted pursuant to this section 10 on a particular Determination Date, however, unless such Ex-Dividend Date occurs either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year

                    (Face of Security continued on next page)

Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  11.      Reorganization Events.

                  If (i) any reclassification or other change of the Stock occurs, (ii) the Stock Issuer has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of Stock are exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving the outstanding Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) the Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) the Stock Issuer issues to all holders of Stock equity securities of an issuer other than the Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a "Spin-Off Event"), (vi) an entity other than the Stock Issuer completes a tender or exchange offer for all the outstanding Stock or (vii) the Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law (any such event in clauses (i) through (vii), a "Reorganization Event"), then the Calculation Agent will adjust the Reference Amount so that the Reference Amount consists of the respective amounts of each type of Distribution Property deemed, for the purposes of this Security, to be distributed in such Reorganization Event in respect of the Reference Amount as in effect immediately prior to such adjustment, taken together.

                  If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, the Calculation Agent will determine the respective amounts of such types that will comprise the adjusted Reference Amount so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price for any such type consisting of securities and such other method as it considers reasonable for any other type.

                    (Face of Security continued on next page)

If a holder of the Stock may elect to receive different types or combinations of types of Distribution Property in the Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the Reference Amount is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the Stock were outstanding and were affected by the same kinds of events. The First-Year Stock Price or Final Stock Price used to calculate the First-Year Capped Return, Second-Year Capped Return or Two-Year Capped Return, as applicable, will be the total value, as determined by the Calculation Agent on the relevant Determination Date, of all components of the Reference Amount as in effect on the relevant Determination Date, with each component having been adjusted on a sequential and cumulative basis for all events requiring adjustment on or before the relevant Determination Date. If a Reorganization Event occurs and the Reference Amount consists of property other than Stock, then the property to be delivered in respect of this Security pursuant to clause (i) of "Principal Amount" above will be determined by dividing the Payment Amount by the total value of the adjusted Reference Amount, as in effect on the Final Determination Date, with the resulting number being the number of such adjusted Reference Amounts to be delivered in respect to this Security. The Calculation Agent will determine the value of each component of the adjusted Reference Amount as provided in this paragraph.

                  If at any time another Person becomes the successor to the Stock Issuer, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be the Stock Issuer for all purposes of this Security. If at any time the Reference Amount consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the "Stock" shall thereupon be deemed to mean such Distribution Property and all references in this Security to a "share of Stock" shall thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property, as determined by the Calculation Agent.


                    (Face of Security continued on next page)

                  Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event on a particular Determination Date unless the event becomes effective -- or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs -- either (i) after the Trade Date and on or before the First-Year Determination Date, in the case of the First-Year Determination Date, or (ii) after the First-Year Determination Date and on or before the Final Determination Date, in the case of the Final Determination Date.

                  12.      Minimum Adjustments.

                  Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in sections 6 through 11 unless such adjustment would result in a change of at least 0.1% in the Reference Amount. The Reference Amount resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward -- e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

                  13.      Role of Calculation Agent.

                  The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the date to which, the First-Year Determination Date, Final Determination Date and/or Stated Maturity Date are to be postponed; adjustment of the Reference Amount, including whether any event has occurred for which adjustment is required and as to the amounts, types and values of property comprising any Distribution Property and the Reference Amount; the First-Year Stock Price, Final Stock Price, First-Year Capped Return and Second-Year Capped Return or Two-Year Capped Return, as applicable; the Closing Price or other value of the Stock or any other property; as to the Payment Amount and the amounts and types of property deliverable or payable in exchange for this Security on the Stated Maturity Date; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the

                    (Face of Security continued on next page)

Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain prices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

         If a Market Disruption Event occurs or is continuing on a Determination Date, the Calculation Agent will nevertheless determine the Closing Price of the Stock on such Determination Date. If the Calculation Agent determines that the Closing Price is not available on such Determination Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Price based on its assessment, made in its sole discretion, of the market value of the Stock on such Determination Date and will use the Closing Price, as so determined, in determining the First-Year Capped Return, Second-Year Capped Return, Two-Year Capped Return and the amount of Stock to be delivered on the Stated Maturity Date, as the case may be.

                  14.      Payment and Delivery.

                  Payment of any amount payable on this Security in cash will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment or delivery of any cash, Stock or other property payable or deliverable on this Security will be made to an account designated by the Holder (in writing to the Company and the

                    (Face of Security continued on next page)

Trustee on or before the Final Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that payment or delivery at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment or delivery may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.


                  15.      Holidays.

                  Notwithstanding any provision of this Security or of the Indenture, if any delivery or payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such delivery or payment may be made (or such principal or interest may be made available for delivery or payment) on the next succeeding Business Day with the same force and effect as if such delivery or payment were made on the Specified Day. The provisions of this section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                  16.      Reverse of this Security.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  17.      Certificate of Authentication.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                    (Face of Security continued on next page)

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  October __, 2000


                                        THE GOLDMAN SACHS GROUP, INC.


                                        By____________________________
                                          Name:
                                          Title:

Dated:  October __, 2000


                  This is one of the Securities of the series designated herein and referred to in the Indenture.



                                        THE BANK OF NEW YORK,
                                         as Trustee

                                        By____________________________
                                             Authorized Signatory

                              (Reverse of Security)
                                     Reverse

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $25,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in

                  (Reverse of Security continued on next page) principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the

                  (Reverse of Security continued on next page) principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.